SPECIMEN

                 RESTRICTED STOCK (see reverse for definitions)
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                   [Logo of Heng Fai China Industries, Inc.]

H ______                                                *** RESTRICTED ***

------------                                                  ------------
  NUMBER                                                         SHARES
  H ______                                                    ** ______ **
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                        HENG FAI CHINA INDUSTRIES, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                        SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

                                                         CUSIP 425502 10 1

      THIS CERTIFIES that ________________________________

is the owner of  _______________________________________

  FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF

        =============== HENG FAI CHINA INDUSTRIES, INC. ===============

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: _______________

               [Corporate Seal of Heng Fai China Industries, Inc.]


/s/ Robert H. Trapp                                              /s/ Fai H. Chan
SECRETARY & TREASURER                                                  PRESIDENT

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Registered and Countersigned
OXFORD TRANSFER & REGISTRAR
317 SW Alder St., Suite 1120, Portland, OR 97204
/s/ [Illegible]